UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

December 21, 2017

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 21, 2017, David C. Habiger submitted his resignation as Director of Enova International, Inc., (the “Company”) effective immediately.  In submitting his resignation, Mr. Habiger did not express any disagreement on any matter relating to the Company’s operations, policies or practices.

ITEM 8.01OTHER EVENTS

On December 22, 2017, the Company provided notice (the “Notice”) of a partial redemption (the “Redemption”) to the holders of its $345,000,000 aggregate principal amount of 9.75% Senior Notes due 2021 (the “Notes”) pursuant to the Indenture, dated as of May 30, 2014, by and between the Company, the guarantors thereto and Computershare Trust Company, N.A. and Computershare Trust Company of Canada (as successor trustee to U.S. Bank National Association), as trustee (together, the “Trustee”), as amended, supplemented or modified (the “Indenture”). Pursuant to the Notice, the Company has elected to redeem $50,000,000 in principal amount of the outstanding Notes on January 22, 2018 (the “Redemption Date”). The redemption price of the Notes, as set forth in the Indenture, is equal to 107.313% of the principal amount of such Notes redeemed, plus accrued and unpaid interest thereon to the Redemption Date.

The Company has instructed the Trustee to send a notice of partial redemption in the name of the Company to all currently registered holders of the Notes. This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture, nor an offer to tender for, or purchase, any Notes or any other security.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: December 22, 2017	By:	/s/ Lisa M. Young
Lisa M. Young
Vice President—General Counsel &
Secretary